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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 22, 2003, except for notes 16 and 17, as to which the dates are June 30, 2003 and June 5, 2003, respectively in the Registration Statement (Form S-4) and related Prospectus of ACG Holdings, Inc. for the offer to exchange all outstanding 10% Senior Second Secured Notes due 2010 for new 10% Senior Second Secured Notes due 2010.

/s/ ERNST & YOUNG LLP

Nashville, Tennessee October 31, 2003

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  Exhibit 23.1
Consent of Independent Auditors